Exhibit D
                           CSW International, Inc.
                       Intercompany Service Transactions
                    For the Quarter Ended December 31, 1995
                                  (Unaudited)



  Name                                Type of Service                   Amount
Transok, Inc.                       Salaries, overheads, and       $    13,193
(Wholly owned subsidiary of         travel in support of CSW
Central and South West              International Inc. projects.
Corporation)

CSW Energy, Inc.                    Salaries and overheads          $  341,148
(Wholly owned subsidiary of         in support of CSW
Central and South West              International Inc. projects.
Corporation)

Central and South West              Salaries, overheads, and       $   151,063
Services, Inc. (Wholly              travel in support of
owned subsidiary of                 CSW International, Inc.
Central and South West              projects.
Corporation)



Guarantees issued by or for the account of CSW, CSWI, or any
project parent.                                                           None